Exhibit 10.1

Stock PURCHASE AGREEMENT AND
LETTER OF INVESTMENT INTENT

May 6, 2020

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Ave #240

Dublin, OH 43017

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby agrees to purchase Four Hundred Twenty Thousand (420,000) shares of Series C Preferred Stock, par value $0.001 per share (the “Shares”) of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The Investor acknowledges that this Stock Purchase Agreement and Letter of Investment Intent (“Agreement”) is subject to the following terms and conditions:

(1)     Closing.

A.     Call Closings. From time-to-time on dates of the Investors choosing during the six month period following the date hereof (the “Call Option Period”), the Company shall sell and issue, and the Investor shall purchase, in one or more closings (each, a “Call Closing”), the Shares (collectively, the “Call Option”). The number of Shares to be sold and issued at each Call Closing shall be determined by the Investor in its sole discretion, provided that all 420,000 Shares shall be purchased before the end of the Call Option Period. The Investor shall execute the Call Option by delivering one or more written notices to the Company during the Call Option Period (each, a “Call Notice”), which Call Notice(s) shall specify the exact number of additional Shares the Investor desires to purchase from the Company at that time. Following the receipt by the Company of a Call Notice, the Company and the Investor shall proceed with the applicable Call Closing, provided that the Investor’s representations and warranties set forth in Section (5) below are still true and correct and subject to the terms of Section (6) below. The Company and the Investor shall mutually agree on the closing date for each such Call Closing, which date shall not be more than five (5) days following the Company’s receipt of the particular Call Option Notice, unless such later date is approved by the Investor (each, a “Call Closing Date”). On each Call Closing Date, (i) the Investor shall (x) execute and deliver any documents reasonably required by the Company in connection with such Call Closing and (y) deliver the aggregate purchase price for the applicable number of additional Shares; and (ii) the Company shall deliver to the Investor a book entry statement representing the number of Shares being purchased by the Investor at such Call Closing.

B.     Notwithstanding the foregoing, in the event that the Company has not registered the resale of the Conversion Shares (as defined below) issuable upon conversion of the Shares to be issued at a Call Closing as contemplated by Section (4) below, then the Investor shall not be obligated to complete such Call Closing until such Conversion Shares are registered for resale.

C.     The Company shall reimburse the Investor for its legal and other costs incurred pursuant to this Agreement in the amount of $50,000, which shall be payable in shares of the Company’s common stock at the then fair market value on or about June 17th, 2020. Such shares shall be registered for resale pursuant to Section 4 below.

(2)     Purchase Price. The purchase price for the Shares is Ten Dollars ($10.00) per Share, for an aggregate purchase price of Four Million Two Hundred Thousand Dollars ($4,200,000) (the “Aggregate Purchase Price”). Payment of the applicable purchase price shall be made on each Call Closing Date by wire transfer of immediately available funds (without deductions of bank service charges or exchange rate fees) payable to the account designated by the Company, or pursuant to any other method of delivery upon which the parties agree.

(3)     Filing of Certificate of Designation; Letter of Credit. The Company agrees that it will, before or simultaneously with the first Call Closing, file the Certificate of Designation attached hereto as Exhibit A (the “COD”) with the State of Delaware. The Company also agrees that it will draw down on that certain Letter of Credit from First Republic Bank No. 211104059-21468001 as soon as legally permitted in connection with the judgment entered by the Ohio Court of Common Pleas in Case No. 18-CV-003097 being affirmed.

(4)     Registration Rights. The Company agrees to use its commercially reasonable best efforts to file a prospectus supplement to its existing S-3 registration statement with the Securities and Exchange Commission (the “SEC”) so as to register the resale of the maximum number of shares (the “Conversion Shares”) of Common Stock (as defined the COD) that are issuable up to the Exchange Cap (as defined in the COD) upon conversion of the Shares and to maintain the effectiveness of such registration statement until the earlier of when the Conversion Shares are sold or until all of the Conversion Shares may be sold without restriction under Rule 144. The registration expenses therefor will be paid by the Company, except for stock transfer taxes, commissions and the Investor’s attorney fees. The Investor agrees, upon reasonable request by the Company, to enter into customary agreements with respect to the registration process, including with respect to indemnification.

(5)     Investor Representations and Warranties. By executing and delivering this Agreement, the Investor acknowledges, warrants and represents to the Company as follows:

A.     The Investor has obtained and reviewed all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

B.     The Investor has been given access to full and complete information regarding the Company and has utilized such access to the Investor’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, the Investor has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

C.     The Investor is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that the Investor believes himself/herself (or itself) capable of evaluating the merits and risks of the prospective private placement to purchase the Shares, and the suitability of an investment in the Company in light of the Investor’s financial condition and investment needs, and legal, tax and accounting matters. The Investor has relied upon the advice of the Investor’s legal counsel and accountants or other legal and financial advisors with respect to legal, tax and other considerations relating to the purchase of Shares hereunder. The Investor is not relying upon the Company or the Company’s legal counsel with respect to the economic considerations involved in making an investment decision in the Company and the purchase of the Shares.

D.     The Investor is acquiring the Shares for his or its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws.

E.     If an entity, the Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares. The Investor, if other than an individual, was not organized for the specific purpose of acquiring the Shares, and (ii) this Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed by an authorized officer or representative of the Investor, and is a legal, valid and binding obligation of the Investor enforceable in accordance with its terms.

F.     The Investor understands that his or its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Investor’s investment.

G.     The Investor is a bona fide resident of the State identified in (or, if an entity, is organized or incorporated under the laws of) and received the subscription and decided to invest in the Securities in, the particular State set forth in the signature page hereto.

(6)     Registration Status; Restrictions on Transferability. With respect to the registration status and transferability of the Shares, the Investor understands, acknowledges and agrees that:

A.     The issuance of the Shares has not been registered under the Securities Act or under applicable state securities laws on the grounds that they are being issued in a transaction not involving a public offering and that, consequently, such transaction is exempt from registration under the Securities Act and applicable state securities laws. The Company will rely on the Investor’s representations herein as a basis for the exemption from the Securities Act’s registration requirements.

B.     The Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable state law and, as a result, the Investor may be required to hold the Shares for an indefinite period of time.

C.     No federal or state agency, including the SEC or the securities commission or authority of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of this private placement subscription of the Shares or the accuracy or adequacy of the Disclosure Documents, or made any finding or determination as to the fairness or fitness of the Shares for sale.

D.     Certificates representing the Shares will bear a legend or restrictive notation substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities law of any state. Such securities have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

(7)     Short Sales. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any “short sales” of the Company’s common stock as defined in Rule 200 of Regulation SHO under the Exchange Act during the Call Option Period. For the purposes hereof, and in accordance with Regulation SHO, the sale of Conversion Shares resulting from the purchase and conversion of the Shares shall not be deemed a Short Sale.

(9)     Miscellaneous. If any provision of this Agreement or the application of such provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby. This Agreement may only be modified or amended by a written instrument signed by both the Company and the Investor. No failure or delay by either the Company or the Investor in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Investor of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document. Upon acceptance by the Company, this Agreement shall be binding upon and shall inure to the benefit of the Company and the Investor and to the successors and assigns of the Company and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the Investor. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts-of-law principles thereof. This Agreement constitutes the entire agreement among the parties with respect to the Company (except for the terms of the Company’s articles of incorporation, as the same may be amended from time to time). It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein. Upon request, the Investor agrees to furnish to the Company such additional information as may be deemed necessary to determine the Investor’s suitability as an investor. This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

Signature page follows.

AGREEMENT – SIGNATURE PAGE

Keystone Capital Partners, LLC
Name (please print or type)

By:	/s/ Fredric G. Zaino
Signature of Authorized Agent

Print Name/Title:	Fredric G. Zaino, Manager

Taxpayer Identification Number:	84-3383190

State or Jurisdiction of Organization:	Delaware

Mailing Address:

139 Fulton Street, Suite 412

New York, New York 10038

Attention:	Manager

E-Mail Address:	fz@keystone-cp.com

Executed at	New York, City	New York State	effective as of the date first set forth above

Accepted by:
Navidea Biopharmaceuticals, Inc.

	By:	/s/ Jed A. Latkin

	Name:	Jed A. Latkin

	Title:	CEO

Exhibit A

Series C Preferred Certificate of Designation

(see attached)